Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Operating Revenues:
Electric	$1,381	$1,327	$6,521	$5,940
Gas	325	357	1,117	1,195

Total operating revenues	1,706	1,684	7,638	7,135

Operating Expenses:
Fuel	350	274	1,323	1,141
Purchased power	191	201	1,106	909
Gas purchased for resale	202	226	669	749
Other operations and maintenance	457	443	1,821	1,768
Goodwill and other impairment losses	-	2	589	7
Depreciation and amortization	194	184	765	725
Taxes other than income taxes	114	109	449	420

Total operating expenses	1,508	1,439	6,722	5,719

Operating Income	198	245	916	1,416

Other Income and Expenses:
Miscellaneous income	20	22	90	71
Miscellaneous expense	14	9	33	23

Total other income	6	13	57	48

Interest Charges	120	132	497	508

Income Before Income Taxes	84	126	476	956

Income Taxes	30	44	325	332

Net Income	54	82	151	624

Less: Net Income Attributable to Noncontrolling Interests	2	3	12	12

Net Income Attributable to Ameren Corporation	$52	$79	$139	$612

Earnings per Common Share - Basic and Diluted	$0.21	$0.34	$0.58	$2.78

Average Common Shares Outstanding	239.9	237.0	238.8	220.4

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31, 2010	December 31, 2009

ASSETS
Current Assets:
Cash and cash equivalents	$545	$622
Accounts receivable - trade, net	500	424
Unbilled revenue	406	367
Miscellaneous accounts and notes receivable	231	318
Materials and supplies	707	782
Mark-to-market derivative assets	129	121
Current regulatory assets	267	110
Other current assets	109	98

Total current assets	2,894	2,842

Property and Plant, Net	17,853	17,610
Investments and Other Assets:
Nuclear decommissioning trust fund	337	293
Goodwill	411	831
Intangible assets	7	129
Regulatory assets	1,259	1,342
Other assets	754	655

Total investments and other assets	2,768	3,250
TOTAL ASSETS	$23,515	$23,702

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$155	$204
Short-term debt	269	20
Accounts and wages payable	651	694
Taxes accrued	63	54
Interest accrued	107	110
Customer deposits	100	101
Mark-to-market derivative liabilities	161	109
Current regulatory liabilities	99	82
Other current liabilities	283	337

Total current liabilities	1,888	1,711

Credit Facility Borrowings	460	830
Long-term Debt, Net	6,853	7,111
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,886	2,554
Accumulated deferred investment tax credits	90	94
Regulatory liabilities	1,319	1,257
Asset retirement obligations	475	429
Pension and other postretirement benefits	1,045	1,165
Other deferred credits and liabilities	615	491

Total deferred credits and other liabilities	6,430	5,990

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,520	5,412
Retained earnings	2,225	2,455
Accumulated other comprehensive loss	(17)	(13)

Total Ameren Corporation stockholders’ equity	7,730	7,856
Noncontrolling Interests	154	204

Total equity	7,884	8,060
TOTAL LIABILITIES AND EQUITY	$23,515	$23,702

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended December 31,
	2010	2009

Cash Flows From Operating Activities:
Net income	$151	$624
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on goodwill and other impairments	589	7
Net mark-to-market gain on derivatives	(15)	(23)
Depreciation and amortization	783	748
Amortization of nuclear fuel	54	53
Amortization of debt issuance costs and premium/discounts	23	25
Deferred income taxes and investment tax credits, net	302	402
Allowance for equity funds used during construction	(52)	(36)
Other	40	17
Changes in assets and liabilities:
Receivables	(85)	21
Materials and supplies	78	67
Accounts and wages payable	27	(42)
Taxes accrued	9	-
Assets, other	(109)	(66)
Liabilities, other	71	99
Pension and other postretirement benefits	(5)	(9)
Counterparty collateral, net	(73)	(17)
Taum Sauk insurance recoveries, net of costs	54	107

Net cash provided by operating activities	1,842	1,977

Cash Flows From Investing Activities:
Capital expenditures	(1,031)	(1,704)
Nuclear fuel expenditures	(90)	(80)
Purchases of securities - nuclear decommissioning trust fund	(271)	(383)
Sales of securities - nuclear decommissioning trust fund	256	380
Other	24	(2)

Net cash used in investing activities	(1,112)	(1,789)

Cash Flows From Financing Activities:
Dividends on common stock	(368)	(338)
Dividends paid to noncontrolling interest holders	(8)	(21)
Capital issuance costs	(15)	(65)
Short-term and credit facility borrowings, net	(121)	(324)
Redemptions, repurchases, and maturities:
Long-term debt	(310)	(631)
Preferred stock	(52)	-
Issuances:
Common stock	80	634
Long-term debt	-	1,021
Generator advances received for construction, net of repayments	(13)	66

Net cash provided by (used in) financing activities	(807)	342

Net change in cash and cash equivalents	(77)	530
Cash and cash equivalents at beginning of year	622	92

Cash and cash equivalents at end of year	$545	$622